Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Avidbank Holdings, Inc. on Form S-1 of our report dated April 11, 2025 on the consolidated financial statements of Avidbank Holdings, Inc. and to the reference to us under the heading “Experts” in the prospectus.

/s/ Crowe LLP
Crowe LLP

Sacramento, California

July 18, 2025